EXHIBIT 4.1

DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

As of December 31, 2019, our ordinary shares, with a nominal value of €0.08 per share, and our American Depositary Shares, which we refer to as our ADSs, each representing one ordinary share, were registered securities under Section 12 of the Securities Exchange Act of 1934, as amended. Only our ADSs are listed for trading on The Nasdaq Stock Market LLC.

DESCRIPTION OF SHARE CAPITAL

General

We are organized as a Société Anonyme (S.A.) and our affairs are governed by our By-laws and the laws of France.

The following description summarizes the most important terms of our share capital, as they are currently in effect. Because it is only a summary, it does not contain all the information that may be important to you.  For a complete description of the matters set forth in this “Description of Share Capital”, you should refer to our By-laws, which are included as an exhibit to our Annual Report on Form 10-K and to the applicable provisions of French law.

As of December 31, 2019, our outstanding ordinary shares consisted of a total of 31,017,268 issued and fully paid ordinary shares.

Under French law, our By-laws set forth only our issued and outstanding share capital as of the date of the By-laws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding employee warrants, employee share options and non-employee warrants, as granted by our board of directors.

We are entitled under French law to issue preferred shares but our By-laws do not currently specify specific characteristics or rights attached to any specific category of preferred shares, which would be determined by the extraordinary general meeting convened for such purpose.

Shareholder Authorizations Regarding Share Capital

At a shareholders’ meeting held on June 6, 2017, our board of directors received the following authorizations from shareholders:

-      delegations of authority to grant stock options (options de souscription ou d’achat d’actions), to our employees and, to the extent permitted under applicable laws, directors and employees and directors of economic interest groups related to us, for the maximum duration permitted under French law (38 months) within a maximum aggregate potential dilution of 2,000,000 ordinary shares to which the stock options issued shall grant (of which 36,700 have been granted as of December 31, 2019), for which delegations our shareholders waived their preferential subscription rights.

At a shareholders’ meeting held on June 26, 2018, our board of directors received the following authorizations from shareholders:

-      delegation of authority granted to increase the share capital by capitalization of premiums, reserves, profits or other sums allowed to be capitalized, for the maximum duration permitted under French law (26 months) within a maximum total nominal amount of €150,000.

At a shareholders’ meeting held on June 25, 2019, our board of directors received the following authorizations from shareholders:

-      delegations of authority to increase our share capital for a maximum aggregate nominal amount of 480,000 euros by issuing ordinary shares or other securities giving access to our share capital, through rights issues, public offerings and/or private placements for the maximum duration permitted under French law (26 months) (it being further specified that the maximum aggregate potential dilution in case of public offerings and private placements reserved to qualified investors or a limited number of investors in accordance with article L. 411-2 II of the French Monetary and Financial Code is itself limited to 20% of the share capital at the date of use by the board of directors of this delegation of authority) for which delegations our shareholders waived their preferential subscription rights with respect to all such issuances (except when conducted through rights issues);

-      delegations of authority to increase our share capital for a maximum aggregate nominal amount of 160,000 euros to grant warrants (bons de souscription d’actions, or BSAs) and/or free ordinary share (actions gratuites), to our employees and, to the extent permitted under applicable laws, directors, observers, consultants and advisors, for the maximum duration permitted under French law (18 to 38 months depending on the delegations) within a maximum aggregate potential dilution of 2,000,000 ordinary shares to which the BSAs and free ordinary shares issued shall grant (of which 366,800 free ordinary shares have been granted as of December 31, 2019), for which delegations our shareholders waived their preferential subscription rights with respect to all such grants; and

-      delegations of authority to increase our share capital for a maximum aggregate nominal amount of 45,680 euros by issuing ordinary shares for the maximum duration permitted under French law (18 months) (of which 72,478 ordinary shares have been issued as of December 31, 2019) to any trust, investment fund, company or other legal entity to be created, in France or abroad, in connection with an international Employee Stock Purchase Plan, or the ESPP, to be adopted by the Company or to any employee of the Company and affiliated companies, in France and abroad belonging to an ESPP, for which delegations our shareholders waived their preferential subscription rights with respect to all such issuances.

Key Provisions of Our By-laws and French Law Affecting our Ordinary Shares

The description below reflects the terms of our By-laws, and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our By-laws, which is included as an exhibit to our Annual Report on Form 10-K.

Directors

Quorum and voting (Article 14 and Article 20 of the By-laws)

The board of directors may only deliberate if at least half of the directors attend the applicable meeting in the manner provided for in our By-laws. In particular, French law and the charter of the board of directors allow directors to attend meetings of the board of directors in person or, to the extent permitted by applicable law, by videoconference or other telecommunications arrangements. In addition, our By-laws allow a director to grant another director a proxy to represent him or her at a meeting of the board of directors, but no director can hold more than one proxy at any meeting. Decisions of the board of directors are adopted by the majority of the voting rights held by the directors present or represented, it being specified that in case of a vote-split, the chairman of the board of directors shall have a deciding vote.

Directors’ Voting Powers on Proposal, Arrangement or Contract in which any Director is Materially Interested

Under French law, any agreement entered into (directly or through an intermediary) between us and any director that is not entered into (1) in the ordinary course of business and (2) under standard terms and conditions is subject to the prior authorization of the board of directors, excluding the vote of the interested director.

The foregoing requirements also apply to agreements between us and another company, provided that the company is not one of our wholly-owned subsidiaries, if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.

Rights, Preferences and Restrictions Attaching to Ordinary Shares

Legal Reserve (Article 22 of the By-laws)

Pursuant to French law, we must allocate at least 5% of our unconsolidated net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Such allocation is compulsory until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital.

Dividends (Articles 22 and 23 of the By-laws)

We may only distribute dividends out of our “distributable profits,” plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required to be maintained by law. “Distributable profits” consist of our unconsolidated net profit in each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law (see above under “—Legal Reserve”).

Approval of Dividends (Article 23 of the By-laws)

Pursuant to French law, our board of directors may propose a dividend and/or reserve distribution for approval by the shareholders at the annual ordinary general meeting.

Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when as a result of such distribution our net assets are or would become lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders.

Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the By-laws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.

Distribution of Dividends (Articles 11 and 23 of the By-laws)

Dividends are distributed to shareholders proportionally to their shareholding interests. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

Our By-laws provide that, subject to a decision of the shareholders’ meeting taken by ordinary resolution, each shareholder may be given the choice to receive his dividend in cash or in shares.

Timing of Payment (Article 23 of the By-laws)

Pursuant to French law, dividends must be paid within a maximum period of nine months following the end of the relevant fiscal year. An extension of such timeframe may be granted by court order. Dividends that are not claimed within a period of five years after the payment date will be deemed to expire and revert to the French state.

Voting Rights (Article 11 of the By-laws)

Each of our ordinary shares entitles its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our By-laws. The ownership of a share implies the acceptance of our By-laws and any decision of our shareholders.

In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. The company’s major shareholders do not have different voting rights than other shareholders of the company.

Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and are not taken into account for purposes of quorum calculation.

Rights to Share in Our Profit (Article 11 of the By-laws)

Under French law each ordinary share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.

Rights to Share in the Surplus in the Event of Liquidation (Articles 11 and 28 of the By-laws)

If we are liquidated, any assets remaining after payment of our debts, liquidation expenses and all of our remaining obligations will first be used to repay in full the par value of our outstanding shares. Any surplus will then be distributed among shareholders proportionally to their shareholding in our company.

Repurchase and Redemption of Shares

Under French law, we may acquire our own shares for the following purposes only:

•      to decrease our share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction; in this case, the shares repurchased must be cancelled within one month from their repurchase date;

•      to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan; in this case the shares repurchased must be distributed within 12 months from their repurchase or they must be cancelled;

•      with a view to using them within two years of their repurchase in payment or in exchange for assets acquired by us in the context of an external growth operation, merger, demerger, or contribution; or

•      to sell the relevant shares to any shareholder willing to purchase them as part of a process organized by us within five years of their repurchase date.

No such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than (i) 10% of our issued share capital in case of repurchase of shares to be provided for distribution to our employees or managers or sale to our shareholders, and (ii) 5% in case of repurchase of shares to be used in payment or in exchange for assets acquired by us. Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends and/or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.

Sinking Fund Provisions

Our By-laws do not provide for any sinking fund provisions.

Liability to Further Capital Calls

Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.

Requirements for Holdings Exceeding Certain Percentages

There are no such requirements, except as described under the section of this exhibit titled “Limitations Affecting Shareholders of a French Company.”

Actions Necessary to Modify Shareholders’ Rights

Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our By-laws. It may not, however, increase any of the shareholders’ commitments without the prior approval of each shareholder.

Special Voting Rights of Warrant Holders

Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including employee warrants, are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings

Access to, Participation in and Voting Rights at Shareholders’ Meetings (Article 20 of the By-laws)

Shareholders’ meetings are composed of all shareholders whose shares are paid up and for whom a right to attend shareholders’ meetings is established by book-entry in an account in the name of the shareholder or the intermediary registered on his or her behalf, on the second (2nd) business day prior to the shareholders’ meeting, at midnight (00:00) Paris time, either in the registered share accounts held by us or an authorized intermediary on our behalf, or in the bearer share accounts held by the authorized intermediary.

Shareholders participating via video-conferencing or other means of telecommunications contemplated by law and regulation that allow identification are deemed present for the calculation of quorum and majority requirements at shareholders’ meetings. The board of directors organizes, in accordance with legal and regulatory requirements, the participation and vote of these shareholders at the meeting, assuring, in particular, the effectiveness of the means of identification.

Any shareholder may, in accordance with legal and regulatory requirements, vote by mail or grant a proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or another shareholder for physical persons, or to any person for legal entities. Shareholders may, in accordance with legal and regulatory requirements, send their vote or proxy either by hard copy or via telecommunications means, being specified that their votes must be received at least three days prior to the meeting for hard copies and on the day before the meeting at 3 p.m. Paris time at the latest, for electronic votes by email, and their proxy no later than on the date of the meeting if granted to a designated person or no later than on the day before the meeting at 3 p.m. Paris time for proxies without a designated attorney and therefore granted to the chairman of the meeting.

Shareholders sending their vote within such time limit, using the form provided to them by us to this effect, are deemed present or represented at the shareholders’ meeting.

The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda. To better understand the voting rights of the American Depositary Shares, which we refer to as ADSs, you should carefully read the section of this exhibit titled “Description of American Depositary Shares—Voting Rights”.

Notice of Annual Shareholders’ Meetings

Shareholders’ meetings are convened by our board of directors, or, failing that, by our statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholders in capital or voting rights following a change in control. Meetings are held at our registered offices or at any other location indicated in the convening notice.

A first convening notice must be published in the French Journal of Mandatory Statutory Notices (Bulletin des annonces légales obligatoires (BALO)) at least 35 days prior to the meeting. Such notice must include, in particular, the meeting’s agenda and the draft resolutions to be submitted to the shareholders.

Subject to limited exceptions provided by French law, additional convening notices must be given at least 15 days before the date of the meeting, by means of a notice inserted in both the French BALO and a legal announcement bulletin of the registered office department of the company. Further, the shareholders holding registered shares for at least a month at the time of the latest insertion of the notices shall be summoned individually, by regular letter or by registered letter if the shareholders so request and include an advance of expenses, sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any relevant shareholder requesting it beforehand by registered letter with acknowledgement of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the attendees of the shareholders’ meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten days in advance in the same manner as used for the first notice.

All notices to the shareholders must further specify the conditions under which the shareholders may vote by correspondence.

Agenda and Conduct of Annual Shareholders’ Meetings

The agenda of the shareholders’ meeting shall appear in the notice to convene the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors, which may be put to vote by any shareholder during any shareholders’ meeting. One or more shareholders representing the percentage of share capital required by French law, and acting in accordance with legal requirements and within applicable time limits, may request the inclusion of items or proposed resolutions on the agenda.

Shareholders’ meetings are chaired by the chairman of the board of directors or, in his or her absence, by the chief executive officer (directeur général), a deputy chief executive officer (directeur général délégué) if he or she is a director or by a director appointed for this purpose by the board, and in all other cases, the meeting itself will elect a chairman. Vote counting is performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.

Ordinary Shareholders’ Meeting

Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not result in a modification of our By-laws. An ordinary shareholders’ meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual and consolidated accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. The meeting, whether it is held on first or second convocation, may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least 33 1/3% of the shares entitled to vote. As of the date of the filing of our Annual Report on Form 10-K for the year ended December 31, 2019, decisions are made by a majority of the votes held by the shareholders present, represented by proxy, or voting by mail. Abstentions will have the same effect as a "no" vote. As from our general shareholders' meeting convened to vote on the financial statements for the year ended December 31, 2019, decisions will be made by a majority of the votes cast by the shareholders present, represented by proxy, or voting by mail. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained or voted blank or void.

Extraordinary Shareholders’ Meeting

Only an extraordinary shareholders’ meeting is authorized to amend our By-laws. It may not, however, increase shareholders’ commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting will be valid only if the shareholders present, represented by proxy or voting by mail represent at least 33 1/3% of all shares entitled to vote, whether it is held on first or second convocation. If the second quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called. As of the date of the filing of our Annual Report on Form 10-K for the year ended December 31, 2019, decisions are made by a two-thirds majority vote of the votes held by the shareholders present,  represented by proxy or voting by mail at the relevant meeting. Abstentions will have the same effect as a "no" vote. As from our general shareholders' meeting convened to vote on the financial statements for the year ended December 31, 2019, decisions will be made by a majority of the votes cast by the shareholders present, represented by proxy, or voting by mail. The votes cast will not include those attached to shares for which the shareholder did not participate in the vote, abstained or voted blank or void.

In addition to the right to obtain certain information regarding us at any time, any shareholder may, from the date on which a shareholders’ meeting is convened until the fourth business day preceding the date of the shareholders’ meeting, submit written questions relating to the agenda for the meeting to our board of directors. Our board of directors is required to respond to these questions during the meeting.

Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of the Company

Provisions contained in our By-laws and the corporate laws of France, the country in which we are incorporated, could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. In addition, provisions of French law and our By-laws impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These provisions include the following:

•      provisions of French law allowing the owner of 90% of the share capital or voting rights of a public company to force out the minority shareholders following a tender offer made to all shareholders are only applicable to companies listed on a regulated market in a Member State of the European Union or in another state party to the Agreement on the European Economic Area, including the main French stock exchange and will therefore not be applicable to us, unless we dual list on such regulated market;

•      a merger (i.e., in a French law context, a stock-for-stock exchange after which our company would be dissolved without being liquidated into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes held (of the votes cast, as from our general shareholders' meeting convened to vote on the financial statements for the year ended December 31, 2019) by the shareholders present, represented by proxy or voting by mail at the relevant meeting;

•      a merger of our company into a company incorporated outside of the European Union would require the unanimous approval of our shareholders;

•      under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

•      our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities (for example, warrants) to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

•      our shareholders have preferential subscription rights proportional to their shareholding in our company on the issuance by us of any additional shares or securities giving right, immediately or in the future, to new shares for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

•      our board of directors has the right to appoint directors to fill a vacancy created by the resignation or death of a director, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

•      our board of directors can only be convened by its chairman or, when no board meeting has been held for more than two consecutive months, by directors representing at least one-third of the total number of directors;

•      our board of directors’ meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board of directors’ decisions;

•      under French law, a non-French resident as well as any French entity controlled by non-residents of France may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 working days following the date of certain direct or indirect investments in us, including any purchase of our ADSs.  In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold—see the section of this exhibit titled “Limitations Affecting Shareholders of a French Company”;

•      under French law, certain investments in a French company relating to certain strategic industries by individuals or entities not residents in a Member State of the European Union are subject to prior authorization of the Ministry of Economy—see the section of this exhibit titled “Limitations Affecting Shareholders of a French Company”;

•      approval of at least a majority of the votes held (of the votes cast, as from our general shareholders' meeting convened to vote on the financial statements for the year ended December 31, 2019) by shareholders present, represented by proxy or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

•      advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

•      pursuant to French law, our By-laws, including the sections relating to the number of directors and election and removal of a director from office, may only be modified by a resolution adopted by a two-thirds majority the votes held (of the votes cast, as from our general shareholders' meeting convened to vote on the financial statements for the year ended December 31, 2019) by the shareholders present, represented by proxy or voting by mail at the meeting; and

•      our shares take the form of bearer securities or registered securities, if applicable legislation so permits, according to the shareholder’s choice. Issued shares are registered in individual accounts opened by us or any authorized intermediary (depending on the form of such shares), in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.

Declaration of Crossing of Ownership Thresholds

None except as described under the section of this exhibit titled “Limitations Affecting Shareholders of a French Company”.

Changes in Share Capital

Increases in Share Capital

Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital in accordance with applicable laws.

Increases in our share capital may be effected by:

•      issuing additional shares;

•      increasing the par value of existing shares;

•      creating a new class of equity securities; and

•      exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

•      issuances in consideration for cash;

•      issuances in consideration for assets contributed in kind;

•      issuances through an exchange offer;

•      issuances by conversion of previously issued debt instruments;

•      issuances by capitalization of profits, reserves or share premium; and

•      subject to certain conditions, issuances by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases in share capital effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.

Reduction in Share Capital

Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.

Preferential Subscription Right

According to French law, if we issue additional shares or securities giving right, immediately or in the future, to new shares for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe proportionally to the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights may be transferred and/or sold during the subscription period relating to a particular offering.

The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.

Further, to the extent permitted under French law, we may seek, during an extraordinary general shareholders’ meeting, the approval of the shareholders to waive their preferential subscription rights in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.

Form, Holding and Transfer of Shares

Form of Shares  (Article 9 of the By-laws)

Pursuant to our By-laws, shares of the Company may be held in registered or bearer form, at each shareholder’s discretion.

Further, in accordance with applicable laws, we may request at any time from the central depositary responsible for holding our shares or directly to one or several intermediaries listed in Article L. 211-3 of the French Monetary and Financial Code, information regarding the owners of our ordinary shares in accordance with Article L. 228-2 of the French Commercial Code.

Holding of Shares

In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares are registered in individual accounts maintained by us or an authorized intermediary on our behalf or an authorized intermediary on behalf of the shareholders (depending on the form of the shares). Each registered shareholder’s account shows the name of the relevant shareholder and number of shares held.

Ownership of Shares and ADSs by Non-French Persons

See the section of this exhibit titled “Limitations Affecting Shareholders of a French Company.”

Assignment and Transfer of Shares

Shares are freely negotiable, subject to applicable legal and regulatory provisions (including, in particular, the prohibition on insider trading).

Listing

The ADSs are listed on the NASDAQ Global Market under the symbol “TLND”.

Transfer Agent and Registrar

The transfer agent and registrar for the ADSs is JPMorgan Chase Bank, N.A. The transfer agent and registrar for our ordinary shares is BNP Paribas Securities Services.

Differences in Corporate Law

The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law.

	France	Delaware

Number of Directors

Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the by-laws. The directors are appointed at the shareholders’ general meetings.

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the certificate of incorporation or by-laws.
Director Qualifications

Under French law, a corporation may prescribe qualifications for directors under its by-laws. In addition, under French law, members of a board of directors of a corporation may be legal entities, and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors

Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws. Under Delaware law, only individuals may be members of a corporation’s board of directors.

Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation (1) whose board is classified, stockholders may effect such removal only for cause (unless the certificate of incorporation provides otherwise), or (2) who has cumulative voting, if less than the entire board is to be removed, no director may be removed

	France	Delaware

without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Vacancies on the Board of Directors

Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the next shareholders’ general meeting.

Under Delaware law, unless the certificate of incorporation or by-laws provide otherwise, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by stockholders or by a majority of the remaining directors.

Annual General Meeting

Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the by-laws, provided that the court may order an annual meeting upon the application of a director or stockholder if a corporation has not held a meeting within 30 days of a date designated for the meeting or within 13 months after the latest of the company’s organization, the last annual meeting or the last action by written consent to elect directors.

General Meeting

Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholders in capital or voting rights following a public tender offer or exchange offer or the

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

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transfer of a controlling block on the date decided by the board of directors or the relevant person.
Notice of General Meetings

A first convening notice must be published in the French Journal of Mandatory Statutory Notices (BALO) at least 35 days prior to the meeting. Subject to limited exceptions provided by French law, additional convening notices must be given at least 15 days before the date of the meeting, by means of a notice inserted in both the French BALO and a legal announcement bulletin of the registered office department of the company. Further, the shareholders holding registered shares for at least a month at the time of the latest insertion of the notices shall be summoned individually, by regular letter or by registered letter if the shareholders so request and include an advance of expenses, sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any relevant shareholder requesting it beforehand by registered letter with acknowledgement of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders’ meeting cannot deliberate due to the lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice. The notice shall in particular specify the name of the company, its legal form, share capital, registered office address, registration number with the French Registry of commerce and companies, the place, date, hour

Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders generally must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and (in the case of a special meeting of stockholders) purpose or purposes of the meeting.

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and agenda of the meeting and its nature (ordinary or extraordinary meeting).

The meeting notice must indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

Proxy

Under French law, any shareholder may attend the meetings and vote (1) in person, or (2) by granting a proxy to another shareholder, his/her spouse, or his/her partner with whom he/she has entered into a civil union, or (3) by sending a proxy to us without indication of the beneficiary (in which case, such proxy shall be cast in favor of the resolutions supported by the board of directors), or (4) by correspondence, or by videoconference or another means of telecommunication allowing identification of the relevant shareholder in accordance with applicable laws. The proxy is only valid for a single meeting or successive meeting convened with the same agenda. It can also be granted for two meetings, one ordinary, the other extraordinary, held within a period of fifteen days.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Shareholder Action by Written Consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Preemptive Rights	Under French law, in case of issuance of additional shares or	Under Delaware, law, unless otherwise provided in a

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other securities giving right, immediately or in the future, to new shares for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes held (of the votes cast, as from our general shareholders’ meeting convened to vote on the financial statements for the year ended December 31, 2019) by the shareholders present, represented by proxy or voting by mail at the extraordinary meeting deciding or authorizing the capital increase. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential rights.

corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.
Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits”, plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.

“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their shares for their subscription that the shareholders decide to make available for distribution.

Under Delaware law, subject to any restrictions under a corporation’s certificate of incorporation, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the Delaware statutory capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

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Except in the case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the by-laws.

Repurchase of Shares

Under French law, a private corporation (which our company is for French law purposes for so long as it is listed in the United States only) may acquire its own shares for the following purposes only:

•To decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction, in which case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

•With a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, restricted free share or share option plan, not to exceed 10% of the share capital, in which case, the shares repurchased must be distributed within 12 months from their repurchase, failing which, they must be cancelled;

•In payment or in exchange for assets acquired by the company in the context of an external growth operation, merger, demerger, or contribution, within two years of their repurchase, not

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the Delaware statutory capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

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to exceed 5% of the share capital;

•To sell the relevant shares to any shareholders willing to purchase them as part of a process organized by the corporation within five years, not to exceed 10% of the share capital.

Liability of Directors and Officers

Under French law, the by-laws may not include any provisions limiting the liability of directors.  Civil liabilities of the directors may be sought for (i) an infringement of laws and regulations applicable to a company, (ii) breach of the by-laws and (iii) management failure.

Under Delaware law, a corporation’s certificate of incorporation may generally include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•Any breach of the director’s duty of loyalty to the corporation or its stockholders;

•Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•Intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•Any transaction from which the director derives an improper personal benefit.

Voting Rights

French law provides that, unless otherwise provided in the by-laws of a private corporation (which our company is for French law purposes for so long as it is listed in the United States only), each shareholder is entitled to one vote for each share of capital stock held by such shareholder.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

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Shareholder Vote on Certain Transactions

Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:

•The approval of the board of directors; and

•The approval by a two-thirds majority of the votes held (of the votes cast, as from our general shareholders' meeting convened to vote on the financial statements for the year ended December 31, 2019) by the shareholders present, represented by proxy or voting by mail at the relevant shareholders’ meeting, or in the case of a merger with a non-EU company, approval of all the shareholders of the corporation.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock or under other certain circumstances, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•The approval of the board of directors; and

•Approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders’ approval by a two-thirds majority vote as stated above.

Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Court of Chancery in an action timely brought by the corporation or a dissenting stockholder. Unless otherwise provided in the certificate of incorporation, Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement

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of merger or consolidation requires the holders to accept for their shares anything other than:

•Shares of stock of the surviving corporation;

•Shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•Cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•Any combination of the above.

•In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors

French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social).

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act loyally, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Shareholder Suits

French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•State that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s

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are borne by the relevant shareholder or the group of shareholders. The plaintiff must remain a shareholder throughout the duration of the legal action. There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation. A shareholder may alternatively or cumulatively bring an individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

shares thereafter devolved on the plaintiff by operation of law; and

•Allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•State the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or settled without the approval of the Delaware Court of Chancery.

Stockholders can also under some circumstances bring “direct” claims that belong only to the stockholder to challenge directors’ conduct.

Amendment of Certificate of Incorporation

Unlike companies incorporated under Delaware law, the organizational documents of which comprise both a certificate of incorporation with the Register of Commerce and Companies (Registre du commerce et des sociétés) and by-laws, companies incorporated under French law only have by-laws (statuts) as organizational documents.

As indicated in the paragraph below, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws under French law.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:

•   Its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability, and

   The amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares of each class or series of stock, if any, entitled

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to vote on the amendment as a class or series.
Amendment of By-laws

Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws.

However, the board of directors is authorized to (i) amend the by-laws as a result of a decision to relocate the company’s registered office and (ii) to bring to the by-laws any amendment rendered necessary by an amendment to an applicable law or regulation if the board of directors has been previously authorized by the extraordinary shareholders meeting for this purpose, and subject, in both cases, to ratification by the next extraordinary shareholders’ meeting.

Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of Shares and ADSs by Non-French Residents

Neither the French Commercial Code nor our By-laws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares.

However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Certain foreign investments in companies incorporated under French law are subject to the prior authorization from the French Minister of the Economy, where all or part of the target’s business and activity relate to sectors regarding public order, public security or the interests of national defense, including energy, transportation, public health, telecommunications, data-hosting activities, as well as research and development activities in cybersecurity, artificial intelligence or robotics, for instance.

The concerned investments are (i) the acquisition of control, within the meaning of Article L. 233-3 of the French Commercial Code, of a company that has its registered office in France, (ii) the acquisition of all or part of a line of business of a company that has its registered office in France, or (iii) the acquisition of more than 33.33% of the shares or voting rights of a company that has its registered office in France.

Moreover, the European Union has established, under Regulation No. 2019/452 applicable from October 11, 2020, a framework for the screening of foreign direct investments into the European Union. This regulation provides for cooperation mechanisms in relation to foreign direct investments that are likely to affect security or public order of any member state of the European Union. In such case, member states shall notify the European Commission and other member states of any foreign direct investment in their territory that is undergoing screening (i.e. a procedure allowing to assess, investigate, authorize, condition, prohibit or unwind foreign direct investments) by providing the information referred to in Article 9(2) of this regulation as soon as possible, in particular:

(a) the ownership structure of the foreign investor and of the undertaking in which the foreign direct investment is planned or has been completed, including information on the ultimate investor and participation in the capital;

(b) the approximate value of the foreign direct investment;

(c) the products, services and business operations of the foreign investor and of the undertaking in which the foreign direct investment is planned or has been completed;

(d) the Member States in which the foreign investor and the undertaking in which the foreign direct investment is planned or has been completed conduct relevant business operations;

(e) the funding of the investment and its source, on the basis of the best information available to the Member State; and

(f) the date when the foreign direct investment is planned to be completed or has been completed.

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

Our shareholders will have the preferential subscription rights described in the section of this exhibit titled “Description of Share Capital—Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Right.” Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional new shares on a pro rata basis. Holders of our securities in the United States (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act of 1933, as amended, which we refer to as the Securities Act, is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional new shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the United States of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of ADSs representing our shares, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of this exhibit titled “Description of American Depositary Shares—Share Dividends and Other Distributions” explains in detail the depositary’s responsibility in connection with a rights offering.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

JPMorgan Chase Bank, N.A. (‘‘JPMorgan’’), acts as the depositary for the ADSs that represent our ordinary shares. Each ADS currently represents an ownership interest in one ordinary share we  have deposited with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and all registered holders, from time to time, of our ADSs issued under the deposit agreement. As of December 31, 2019, each ADS issued in the future in connection with the conversion of our 1.75% Senior Convertible Notes due September 1, 2024, which we refer to as the notes, will be represented by one ordinary share, which we will deposit with the custodian, as agent of depositary, under either the deposit agreement or the restricted issuance agreement, if the ADSs are issued before the one year anniversary of the issuance of the notes, as applicable, among ourselves, the depositary and all registered holders, from time to time, of our ADSs issued under the deposit agreement or restricted issuance agreement.   For convenience, in this description we refer to both the deposit agreement and the restricted issuance agreement as the “deposit agreement,” unless otherwise specified. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to holders of ADSs (“you or “your”). Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. French law governs shareholder rights. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are set forth in the deposit agreement. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Until the one year anniversary of the issuance of the notes, ADSs issued upon conversion of the notes will be “restricted securities” under the Securities Act and may not be transferred or resold except in compliance with Rule 144, Regulation S or another exemption from registration under the Securities Act.  We do not intend to file a registration statement to register the resale of the ADSs deliverable upon conversion of the notes.

The following is a summary of what we believe to be the material terms of the deposit agreement and the restricted issuance agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs or, if applicable, the entire restricted issuance agreement and the form of restricted ADR which contains the terms of your restricted ADSs. You can read a copy of the deposit agreement and the restricted issuance agreement, both of which are included as an exhibit to our Annual Report on Form 10-K.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary, within a reasonable time, will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•      Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•      Ordinary shares. In the case of a distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•      Rights to receive additional ordinary shares. In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)    sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

(ii)   if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

•      Other distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

•      Elective distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional ordinary shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional ordinary shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders generally, or any ADR holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

If the depositary determines in its reasonable discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may, after consultation with the company if practicable, choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth in the “Depositary receipt sale and purchase of security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued upon the conversion of the notes, we will deposit such ordinary shares on the relevant noteholder’s behalf.

Ordinary shares deposited with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

The custodian will hold all deposited ordinary shares (including those being deposited by or on our behalf in connection with the ADSs issuable upon conversion of the notes offered hereby) for the account and to the order of the depositary. ADR holders thus have no direct ownership interest in the ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited ordinary shares. The deposited ordinary shares and any such additional items are referred to as “deposited securities”.

Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying ordinary shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•      Temporary delays caused by closing our transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•      The payment of fees, taxes and similar charges; or

•      Compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

•      To receive any distribution on or in respect of deposited securities,

•      To give instructions for the exercise of voting rights at a meeting of holders of ordinary shares,

•      To pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•      To receive any notice or to act in respect of other matters all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receipt from us of notice of any meeting at which the holders of ordinary shares are entitled to vote, or of our solicitation of consents or proxies from holders of ordinary shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the ordinary shares which underlie your ADSs, including instructions for giving a proxy to the chairman of our board of directors to vote in favor of all resolutions endorsed by our board of directors and against any resolutions not so endorsed. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying ordinary shares or other deposited securities, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. To the extent the depositary has been provided with at least 40 days’ notice of the proposed meeting, if the depositary receives from you voting instructions which fail to specify the manner in which the depositary is to vote the deposited securities, as well as if instructions are not timely received by the depositary from you, subject to applicable provisions of French law and of our By-laws, you shall be deemed, and the depositary is instructed to deem you, to have instructed the depositary to give a proxy to the chairman of our board of directors to vote or cause to be voted the ordinary shares which underlie your ADSs as to which such instructions are so deemed given in favor of all resolutions endorsed by the company’s board of directors and against any resolutions not so endorsed, provided that no such instruction shall be deemed given and no proxy shall be given (a) if we inform the depositary in writing that (i) we do not wish such proxy to be given, (ii) substantial opposition exists with respect to any agenda item for which the proxy would be given or (iii) the agenda item in question, if approved, would materially or adversely affect the rights of holders of ADRs and (b) unless the depositary has been provided with an opinion from our legal counsel, in form and substance satisfactory to the depositary, with respect to certain matters specified by the depositary.

Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

Notwithstanding the following discussion of fees and expenses that you may be responsible for paying, we will pay any fee charged by the depositary for the issuance of ADSs upon deposit of the ordinary shares issuable upon conversion of the notes.  We will also pay any cancellation fee charged by the depositary for the cancellation of restricted ADRs and any issuance fee for the issuance of unrestricted ADRs upon such cancellation.

Subject to the foregoing, the depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 or less for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

•      A fee of $1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

•      A fee of $0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

•      An aggregate fee of $0.02 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•      A fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

•      A fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were ordinary shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

•      Stock transfer or other taxes and other governmental charges;

•      Cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of ordinary shares, ADRs or deposited securities;

•      Transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

•      In connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

•      Fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

JPMorgan Chase Bank, N.A. and/or its agent may act as principal for such conversion of foreign currency. For further details see https://www.adr.com.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.

The depositary may make available to us a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of ordinary shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

(1)   amend the form of ADR;

(2)   distribute additional or amended ADRs;

(3)   distribute cash, securities or other property it has received in connection with such actions;

(4)   sell any securities or property received and distribute the proceeds as cash; or

(5)   none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, (a) if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary and (b) if the depositary receives a written notice that deposited securities have been purchased for cash, or that a court has approved a scheme of arrangement or comparable type of transaction pursuant to which such deposited securities will be purchased for cash, in either case in a transaction that is mandatory and binding on the depositary as a holder of those deposited securities the depositary may immediately terminate the deposit agreement effective as of the date notice is first provided to Holders or such later date established by the depositary and stated in such notice in order to coincide or be close with the date on which the deposited securities have been exchanged for cash (a termination under this (b) being a “termination event”). Except in the case of a termination event, (1) if at the date so fixed for termination the depositary believes the ordinary shares are not publicly and actively listed or quoted for trading on at least one stock exchange in the European Union, after the date so fixed for termination, (i) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary, (ii) the depositary shall charge its cancellation fee on all existing ADSs, (iii) the depositary shall then use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs, and (iv) at such time as the ADSs cease to be DTC eligible, as applicable and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct the custodian to deliver all ordinary shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such ordinary shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered holder a share certificate representing the ordinary shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered holder’s name and to deliver such share certificate to the registered holder at the address set forth on the ADR register maintained by the depositary. Except in the case of a termination event, if at the date so fixed for termination, the depositary believes the ordinary shares are publicly and actively listed or quoted for trading on at least one stock exchange in the European Union, after the date so fixed for termination, (x) the depositary and its agents will perform no further acts under the deposit agreement, except to receive and hold (or sell) distributions on ordinary shares and deliver the ordinary shares being withdrawn and (y) as soon as practicable after the expiration of six months from the date so fixed for termination, the depositary shall endeavor to sell the ordinary shares and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs who have not yet surrendered their ADRs. After providing the instruction to the custodian under the third preceding sentence, and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs. After making any such sale under (y) of the second preceding sentence or receipt of the cash on a termination event, the depositary shall be discharged from all obligations in respect of the deposit agreement, except to account for such net proceeds and other cash. After we receive the copy of the ADR register and the ordinary shares or, in the case of a termination event or circumstances under the third preceding sentence, we shall be discharged from all obligations under the deposit agreement except (i) to distribute the ordinary shares to the holders entitled thereto, if applicable, and (ii) for our obligations to the depositary and its agents.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

•      Payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

•      The production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

•      Compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, us and our respective agents, provided, however, that no disclaimer of liability under the Securities Act is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:

•      Any present or future law, rule, regulation, fiat, order or decree of the United States, France, the United Kingdom or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

•      It exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•      It performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

•      It takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•      It relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.

Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third-party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of French law, rules or regulations or any changes therein or thereto.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by registered holders or beneficial owners on account of their ownership of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary, us, nor any of our agents shall be liable to registered holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•      Be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs; and

•      Appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law

The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, any action based on the deposit agreement or the transactions contemplated thereby may be instituted by the depositary in any competent court in France and/or the United States.

By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

TAXATION

Material French Income Tax Considerations

The following describes, as of December 31, 2019, the material French income tax consequences to U.S. holders (as defined below) that (i) hold only equity securities of the company, and (ii) are not related to our company within the meaning of Article 39-12 of the French Tax Code, or “FTC” (Code général des impôts) of purchasing, owning and disposing of our ADSs (or the ordinary shares represented by the ADSs).

This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of our ADSs to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.

French tax rules applicable to French assets that are held by or in foreign trusts provide inter alia for the inclusion of trust assets in the settlor’s net assets for purpose of assessing the French real estate wealth tax, the French gift and estate tax, the specific tax on value of the French assets, within the scope of the French real estate wealth tax, held in or by foreign trusts not already subject to the French real estate wealth tax, and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including ADSs), held in trusts. If securities are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax adviser regarding the specific tax consequences of acquiring, owning and disposing of securities.

The description of the French income tax and wealth tax consequences set forth below is based on the Convention Between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994, or the Treaty, which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date of this prospectus.

For the purposes of this discussion, a “U.S. holder” is a beneficial owner of securities, that is (or is treated as), for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If a partnership (or any other entity treated as partnership for U.S. federal income tax purposes) holds securities, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership is urged to consult its own tax adviser regarding the specific tax consequences of acquiring, owning and disposing of securities.

This discussion applies only to investors that hold our securities as capital assets that have the U.S. dollar as their functional currency, that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty, and whose ownership of the notes or, as the case may be, ordinary shares and/or ADSs received upon conversion of such notes, is not effectively connected to a permanent establishment or a fixed base in France. Certain U.S. holders (including, but not limited to, U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, persons who acquired the securities pursuant to the exercise of employee share options or otherwise as compensation, persons that own (directly, indirectly or by attribution) 5% or more of our voting stock or 5% or more of our outstanding share capital, dealers in securities or currencies, persons that elect to mark their securities to market for U.S. federal income tax purposes and persons holding securities as a position in a synthetic security, straddle or conversion transaction) may be subject to special rules not discussed below.

U.S. holders are urged to consult their own tax advisers regarding the tax consequences of the purchase, ownership and disposition of securities in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.

Taxation of Dividends

Dividends paid by a French corporation to non-residents of France are generally subject to French withholding tax at a rate of 12.8% when the recipient is an individual and 28% otherwise (to be progressively decreased down to 25% in 2022). Dividends paid by a French corporation in a non-cooperative jurisdiction, as defined in Article 238-0 A of the FTC with the exception of those mentioned in 2° of 2 bis of this Article, will generally be subject to French withholding tax at a rate of 75%. However, eligible U.S. holders, other than individuals subject to the French withholding tax at a rate of 12.8%, entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, may be subject to the withholding tax at a reduced rate (as described below).

•      Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. holder which is a U.S. resident as defined pursuant to the provisions of the Treaty and which ownership of the ordinary shares or ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. holder has in France may be capped at 15%, or 5% if such U.S. holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.

•      For U.S. holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates, contained in the “Limitation on Benefits” provision of the Treaty, are complex. U.S. holders are advised to consult their own tax advisers regarding their eligibility for Treaty benefits in light of their own particular circumstances.

Dividends paid to an eligible U.S. holder may immediately be subject to the reduced rates provided that such U.S. holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000). Dividends paid to a U.S. holder, other than individuals subject to the French withholding tax at the rate of 12.8%, that has not filed the Form 5000 before the dividend payment date will be subject to French withholding tax at the rate of 28%, or 75% if paid in a non-cooperative jurisdiction (as defined in Article 238-0 A of the FTC with the exception of those mentioned in 2° of 2 bis of this Article), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the depositary with the treaty forms Form 5000 and Form 5001 before December 31 of the second calendar year following the year during which the dividend is paid. Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.

Form 5000 and Form 5001, together with instructions, will be provided by the depositary to all U.S. holders registered with the depositary. The depositary will arrange for the filing with the French Tax authorities of all such forms properly completed and executed by U.S. holders of ordinary shares or ADSs and returned to the depositary in sufficient time so that they may be filed with the French tax authorities before the distribution in order to obtain immediately a reduced withholding tax rate.

The withholding tax refund, if any, ordinarily occurs within 12 months from filing the applicable French Treasury Form, but not before January 15 of the year following the calendar year in which the related dividend was paid.

Since the withholding tax rate applicable under French domestic law to U.S. holders who are individuals does not exceed the cap provided in the Treaty (i.e. 15%), the 12.8% rate shall apply to dividends paid to those U.S. holders, without any reduction provided under the Treaty.

Tax on Sale or Other Disposition

As a matter of principles, under French tax law, a U.S. holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ordinary shares or ADSs, provided such U.S. holder is not a French tax resident for French tax purposes and has not held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux,” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives (as an exception, a U.S. holder resident, established or incorporated in certain non-cooperative States or territories as defined in Article 238-0 A of the French tax code (Code général des impôts, the “FTC”) should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds).

Under application of the Treaty, a U.S. holder who is a U.S. resident for purposes of the Treaty and entitled to Treaty benefits will not be subject to French tax on such capital gain unless the ordinary shares or the ADSs form part of the business property of a permanent establishment or fixed base that the U.S. holder has in France. U.S. holders who own ordinary shares or ADSs through U.S. partnerships that are not resident for Treaty purposes are advised to consult their own tax advisor regarding their French tax treatment and their eligibility for Treaty benefits in light of their own particular circumstances. A U.S. holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefits (and in both cases is not resident, established or incorporated in certain non-cooperative States or territories as defined in Article 238-0 A of the FTC) and has held more than 25% of our dividend rights, known as “droits aux benefices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives will be subject to a levy in France (i) at the rate of 12.8% for individuals, and (ii) a rate corresponding to the standard corporate income tax rate set forth in Article 219-I of the FTC for legal persons. Special rules apply to U.S. holders who are residents of more than one country.

Estate and Gift Taxes and Transfer Taxes

In general, a transfer of securities by gift or by reason of death of a U.S. holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 (as amended by the protocol of December 8, 2014), unless the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or the securities were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.

Pursuant to Article 235 ter ZD of the FTC, purchases of equity securities (including ordinary shares and ADSs) of a French company listed on a regulated market of the European Union or an exchange formally acknowledged by the French Financial Market Authority (“AMF”) are subject to a 0.3% French tax on financial transactions ("FTT") provided that the issuer’s market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year. A list of French relevant companies whose market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year is published annually by the French State.

Pursuant to Regulations BOI-ANNX-000467-20191218 issued on December 18, 2019, we are currently not included in such list. Moreover, Nasdaq Global Select Market, on which our ADSs are listed for trading, is not currently acknowledged by the AMF but this may change in the future. Consequently, our securities should not fall within the scope of the FTT and purchasers of our securities in 2020 should not be subject to the FTT. Please note that such list may be updated from time to time, or may not be published anymore in the future. Purchases of Talend's securities may, however, in the future, be subject to the FTT if our market capitalization exceeds €1.0 billion in the year preceding the taxation year and that the Nasdaq Global Select Market is acknowledged by the French AMF.

In the case where the FTT is not applicable, (1) transfers of shares issued by a French company which are listed on a regulated or organized market within the meaning of the Code monétaire et financier are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (acte) executed either in France or outside France, whereas (2) transfers of shares issued by a French company which are not listed on a regulated or organized market within the meaning of the Code monétaire et financier are subject to uncapped registration duties at the rate of 0.1% notwithstanding the existence of a written statement (acte). As our ordinary shares of Talend are not listed within the meaning of the relevant French law, their transfer is subject to uncapped registration duties at the rate of 0.1% notwithstanding the existence of a written agreement (acte).

Although there is no case law or official guidelines published by the French tax authorities are silent on this point, transfer of ADSs should in any event remain outside of the scope of the aforementioned 0.1% registration duties.

Wealth Tax

The French real estate wealth tax (impôt sur la fortune immobilière), introduced by French Finance Bill dated December 30th 2017, applies only to individuals who own, directly or indirectly through one or more legal entities, real estate property in France (subject to certain exemptions) and whose net taxable assets amount to at least €1,300,000.

French real estate wealth tax in France may only apply to U.S. holders, with respect to shares, rights, or interest in a company, to the extent that such company holds real estate assets that are not allocated to its operational activity, for the fraction of the value of the shares, rights or interest in the company representing such real estate assets. In any case, pursuant to Article 965, 2° of the FTC, shares of an operating entity holding French real estate assets in which the taxpayer holds, directly and indirectly, less than 10% of the share capital and voting rights are exempt from real estate wealth tax.

U.S. holders are advised to consult their own tax advisor regarding the specific tax consequences which may apply to their particular situation with respect to such French real estate wealth tax (impôt sur la fortune immobilière).